UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 4, 2015

CATALYST PHARMACEUTICAL PARTNERS, INC.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	001-33057	76-0837053
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

355 Alhambra Circle Suite 1500 Coral Gables, Florida		33134
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (305) 529-2522

Not Applicable

Former Name or Former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 4, 2015, Catalyst Pharmaceutical Partners, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Piper Jaffray & Co., as representative of the underwriters named in Schedule I to the Underwriting Agreement (the “Underwriters”), relating to the sale (the “Offering”) of shares of the Company’s common stock, par value $0.001 per share (the “Shares”). Pursuant to the Underwriting Agreement, the Company agreed to issue and sell 10,000,000 Shares to the Underwriters at a public offering price of $3.25 per share. Pursuant to the Underwriting Agreement, the Company also granted the Underwriters the right to purchase an additional 1,500,000 Shares within 30 days of February 4, 2015, to cover over-allotments, if any.

We expect the Offering to close on February 9, 2015, subject to the satisfaction of customary closing conditions. The net proceeds to us are expected to be approximately $30.1 million, after deducting the underwriting discount and the estimated offering expenses payable by the Company. The Company intends to use the net proceeds of the Offering: (i) to pay milestone payments due on final approval of an NDA for Firdapse™, (ii) to pay pre commercialization and other expenses required to launch Firdapse™; (iii) to fund future clinical studies of Firdapse™ for other indications, to the extent that such additional studies are required; (iv) to fund future clinical and nonclinical studies of CPP-115; and (v) for general corporate purposes.

The Underwriting Agreement contains customary representations, warranties and covenants by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including with respect to liabilities under the Securities Act of 1933, as amended, as well as customary termination provisions.

The foregoing is only a brief description of the material terms of the Underwriting Agreement and does not purport to be a complete description of the rights and obligations of the parties hereunder and is qualified in its entirety by reference to the Underwriting Agreement, which is filed hereto as Exhibit 1.1 and incorporated by reference herein.

The legal opinion, including the related consent, of Akerman LLP relating to the issuance of the Shares is filed as Exhibit 5.1 to this Current Report on Form 8-K.

On February 3, 2015, the Company issued a press release announcing the commencement of the Offering. On February 4, 2015, the Company issued a press release announcing the specific terms and conditions of the Offering. Each of these press releases are attached as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

1.1	Underwriting Agreement dated February 4, 2015, between Catalyst Pharmaceutical Partners, Inc. and Piper Jaffray & Co., as representative of the underwriters named in Schedule I thereto.

5.1	Opinion of Akerman LLP

23.1	Consent of Akerman LLP (included in Exhibit 5.1)

99.1	Press release issued by the Company on February 3, 2015

99.2	Press release issued by the Company on February 4, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Catalyst Pharmaceutical Partners, Inc.

By:	/s/ Alicia Grande
Alicia Grande Vice President, Treasurer and CFO

Dated: February 4, 2015

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